Exhibit 10.1

FORM OF
NOTE EXCHANGE & SUBSCRIPTION AGREEMENT

January 10, 2020

RumbleOn, Inc.
1350 Lakeshore Drive, Suite 160
Coppell, Texas 75019
Attention: Chief Financial Officer

Re:
Exchange and Subscription for RumbleOn, Inc. Convertible Senior Notes due 2025

Ladies and Gentlemen:

RumbleOn, Inc., a Nevada corporation, (the “Company”), is offering a new series of 6.75% Convertible Senior Notes due 2025 (the “New Notes”). The New Notes will be convertible into cash, shares (“Underlying Shares”) of Class B common stock of the Company, par value $0.001 per share (“Common Stock”), or a combination thereof, at the Company’s election. The New Notes will be issued pursuant to an Indenture, to be dated as of the Closing Date (as defined below), between the Company and Wilmington Trust, N.A., as trustee (the “Trustee”), the form of which is attached hereto as Exhibit E (the “Indenture”).

The undersigned (the “Investor”), for itself and, in relation to the New Notes Offering (as defined below), on behalf of the accounts (if any) listed on Exhibit A and Exhibit B hereto (the “Accounts” and, collectively with the Investor, the “Purchasers”), agrees to:

(1)
tender the Company’s existing 6.75% Convertible Senior Notes due 2024 (CUSIP 781386 AA5 and ISIN: US781386AA56) (the “Old Notes”) for an amount of New Notes determined as set forth herein (the “Exchange”); and

(2)
subscribe for and purchase from the Company New Notes for cash (the “Subscription” and, together with the Exchange, the “New Notes Offering”),

in each case, pursuant and subject to the terms and conditions set forth in this agreement (this “Agreement”).

The Investor and each Account understands that the New Notes Offering is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and that the New Notes Offering is only being made to investors who are both “accredited investors” (as defined in Rule 501 of Regulation D under the Securities Act) and “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance upon one or more exemptions from registration under the Securities Act.

The holders of the New Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date, the form of which is attached hereto as Exhibit F (the “Registration Rights Agreement”), between the Company and the Investors, pursuant to which the Company will agree to file one or more registration statements with the U.S. Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the resale of the New Notes and the Underlying Shares. This Agreement, the Indenture, the New Notes and the Registration Rights Agreement are referred to herein collectively as the “Transaction Documents.”

Concurrently with the New Notes Offering, the Company is selling, in a transaction registered under the Securities Act, shares of Common Stock (the “Concurrent Common Stock Offering”), and the Company is amending and exchanging certain of its outstanding subordinated secured promissory notes in an aggregate principal amount of $2.0 million to extend the maturity of a portion of such notes (the “Concurrent Investor Note Exchange”). The net proceeds of the Concurrent Common Stock Offering, less commissions to the placement agent and estimated expenses payable by the Company, are expected to be at least $10 million. As contemplated by Section 7(b) of this Agreement, the New Notes Offering is contingent upon completion of the Common Stock Offering.

1.
The Exchange. Subject to the terms and conditions of this Agreement, the Purchasers hereby tender, assign and transfer to the Company all right, title and interest in the aggregate principal amount (the “Exchanged Principal Amount”) of Old Notes set forth in column 2 of Exhibit A hereto (such principal amount of Old Notes, the “Exchanged Old Notes”) in exchange for New Notes having an aggregate principal amount, for each Purchaser, equal to the product of (x) the Exchange Ratio, as set forth in Exhibit A and (y) the Exchanged Principal Amount of Exchanged Old Notes for such Purchaser, rounded to the nearest integral multiple of $1,000 in principal amount, if applicable, as set forth in column 4 of Exhibit A hereto (such aggregate principal amount of New Notes, as so rounded, if applicable, the “Exchanged New Notes”), and the Company agrees to issue such Exchanged New Notes to the Purchasers in exchange for such Exchanged Old Notes. For the avoidance of doubt, the Company will make separate cash payment in respect of rounded amounts or interest, if any, accrued and unpaid to the Closing Date (as defined below) for the Exchanged Old Notes. Subject to the terms and conditions of this Agreement, the Investor, on behalf of itself and each Account, hereby (a) waives any and all other rights with respect to such Exchanged Old Notes, and (b) releases and discharges the Company from any and all claims the Investor and each Account may now have, or may have in the future, arising out of, or related to, such Exchanged Old Notes.

2.
The Subscription. Subject to the terms and conditions of this Agreement, the Purchasers hereby agree to purchase from the Company, and the Company hereby agrees to issue and sell to the Investor and/or any such Account, New Notes (the “Purchased New Notes”) having an aggregate principal amount as set forth in column 2 of Exhibit B hereto (the “Purchased Principal Amount”), for an aggregate purchase price in cash in respect of such Purchased New Notes as set forth in column 3 of Exhibit B (such aggregate cash purchase price, the “Cash Purchase Price”).

3.
The Closing. The closing of the New Notes Offering (the “Closing”) shall take place at the offices of Akerman LLP, 350 East Las Olas Boulevard, Fort Lauderdale, Florida 33301 at 10:00 a.m., New York City time, on January 14, 2020 or, subject to the immediately succeeding sentence, at such other time and place as the Company may designate by notice to the Investor (the “Closing Date”).

4.
Closing Mechanics.

(a)
The Depository Trust Company (“DTC”) will act as securities depositary for the New Notes.

(b)
At or prior to the times set forth in the Exchange/Subscription Procedures set forth in Exhibit C hereto (the “Exchange/Subscription Procedures”), the Investor, on behalf of itself and/or any other Account, shall:

(i)
deliver and/or cause the Purchaser to deliver the Exchanged Old Notes, by book entry transfer through the facilities of DTC, to the Trustee, for the account/benefit of the Company for cancellation as instructed in the Exchange/Subscription Procedures; and

(ii)
transfer the Cash Purchase Price by wire in immediately available funds to the account of the Company designated in the Exchange/Subscription Procedures.

(c)
On the Closing Date, subject to satisfaction of the conditions precedent specified in Section 7 hereof, and the prior receipt by the Trustee from each Purchaser of the Exchanged Old Notes to be tendered by such Purchaser and the prior receipt by the Company of the Cash Purchase Price from such Purchaser:

(i)
the Company shall execute and deliver the Indenture; and

(ii)
the Company shall execute, cause the Trustee to authenticate and cause to be delivered to the DTC account(s) specified by the Investor or the relevant Account in Exhibit D hereto, the Exchanged New Notes and the Purchased New Notes.

All questions as to the form of all documents and the validity and acceptance of the Old Notes and the New Notes will be determined in good faith by the Company.

5.
Representations and Warranties of the Company. The Company represents and warrants to the Investor (and each Account, as applicable) that:

(a)
Organization. The Company and each of the subsidiaries of the Company set forth in the SEC Reports (defined below) (the “Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as described in the SEC Reports. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (a “Material Adverse Effect”).

(b)
Due Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors of the Company (the “Board of Directors”) or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals (as defined below). This Agreement, the Indenture and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”).

(c)
New Notes. The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the New Notes. The New Notes have been duly authorized and, at the Closing Date, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered in the Exchange and the Subscription as provided in this Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(d)
Underlying Shares. The maximum number of Underlying Shares initially issuable upon conversion of the New Notes (assuming settlement solely in shares of Common Stock and taking into account the maximum make-whole adjustment under the Indenture) have been duly and validly authorized and reserved for by the Company and, when issued upon conversion of the New Notes in accordance with the terms of the New Notes, will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Shares will not be subject to any preemptive or similar rights.

(e)
Exemption from Registration. Assuming the accuracy of the representations and warranties of the Investor and each other investor executing an Agreement, (1) each of the issuance of the Exchanged New Notes in connection with the Exchange and the issuance of the Purchased New Notes in connection with the Subscription, as the case may be, pursuant to this Agreement is exempt from the registration requirements of the Securities Act; and (2) the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(f)
New Class. The New Notes, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A(d)(3)(i) under the Securities Act.

(g)
No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, and the consummation by it of the transactions contemplated thereby, including the offer and sale of the New Notes and the Underlying Shares do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(h)
Conduct of Business. Since December 31, 2018, except as has been publicly disclosed in the SEC Reports and except for the Concurrent Common Stock Offering, the Company has conducted its business in the ordinary course materially consistent with past practice. Since December 31, 2018, there has not been any Material Adverse Effect with respect to the Company or any of its Subsidiaries nor has there occurred any event that is reasonably likely to result in a Material Adverse Effect with respect to the Company or any of its Subsidiaries.

(i)
Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated thereby, including the offer and sale of the New Notes and the Underlying Shares, in each case other than: (i) the filings required pursuant to Section 8 of this Agreement, (ii) application(s) to The Nasdaq Stock Market LLC (“Nasdaq”) for the listing of the Underlying Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(j)
Capitalization. The capitalization of the Company is as set forth in the SEC Reports, except to the extent affected by the Concurrent Common Stock Offering and the Concurrent Note Exchange. Except as contemplated by the Concurrent Common Stock Offering, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the vesting and delivery of awards under the Company’s employee equity plans outstanding as of the date of the most recently filed periodic report under the Exchange Act. No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding shares of Class A Common Stock and Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares of Class A Common Stock and Common Stock, exempt from such registration requirements.

(k)
SEC Reports. Since January 9, 2017, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l)
Financial Statements. The financial statements, including the notes thereto and supporting schedules, included in the SEC Reports, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP). All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The SEC Reports disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the SEC Reports, (a) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (c) there has not been any change in the capital stock of the Company, or, other than in the course of business, any grants under any stock compensation plan, and (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

(m)
Disclosure Controls. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective to ensure that all information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the SEC Reports and other public disclosure documents. The Company maintains systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions. Such systems of internal control over financial reporting are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include policies and procedures that provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents pursuant to the rules adopted pursuant to Section 307 of the Sarbanes-Oxley Act.

(n)
Internal Controls. The Company has disclosed, based on the most recent evaluation by its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the Audit Committee of Board of Directors (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and Audit Committee of the Board of Directors any material weaknesses in internal control over financial reporting and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. No material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from the Company’s employees regarding questionable accounting or auditing matters, have been received by the Company or, to the knowledge of the Company, the Company’s independent registered public accounting firm.

(o)
Nasdaq Compliance. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq. From January 1, 2017 through the date hereof, the Company has not received any comment letter from the Commission or the staff thereof or, except as disclosed in the SEC Reports, any correspondence from the Nasdaq or the staff thereof relating to the delisting or maintenance of listing of Common Stock on Nasdaq, other than such disclosures or documents that can be obtained on the Commission’s website at www.sec.gov. No approval of the stockholders of the Company under the rules and regulations of Nasdaq (including Rule 5635 of the Nasdaq Marketplace Rules) is required to issue and deliver the New Notes to the Purchasers or the Underlying Securities upon the conversion of the New Notes.

(p)
Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the New Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(q)
Information Provided. The Company confirms that, to its knowledge, with the exception of the proposed sale of the New Notes under this Agreement and the Transaction Documents relating hereto, neither the Company nor any other persons acting on its behalf has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute material, nonpublic information. The Company further confirms that until public disclosure of the events described above, the Investors will be restricted by the insider trading prohibitions under the Exchange Act from trading or “tipping” on the basis of such information.

(r)
Intellectual Property. The Company owns or possesses or has valid rights to use all patents, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, trade secrets and similar rights (“Intellectual Property Rights”), if any, necessary for the conduct of the business of the Company as currently carried on and as described in the SEC Reports. To the knowledge of the Company, no action or use by the Company necessary for the conduct of its business as currently carried on and as described in the SEC Reports will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, the Company has not received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 5(r), reasonably be expected to result in a Material Adverse Effect; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company, have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 5(r), reasonably be expected to result in a Material Adverse Effect; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 5(r), reasonably be expected to result in a Material Adverse Effect; and (E) to the Company’s knowledge, no employee of the Company is in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the Company’s knowledge, all material trade secrets developed by and belonging to the Company which have not been patented have been kept confidential. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the SEC Reports and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the knowledge of the Company, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

(s)
Registration Rights of Third Parties. Except (i) pursuant to that certain registration rights agreement, dated May 14, 2019, between the Company and JMP Securities LLC, and (ii) as has been publicly disclosed in the SEC Reports, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to (i) register the sale or resale of any such securities of the Company under the Securities Act (other than pursuant to the Registration Rights Agreement), (ii) include any such securities in a registration statement to be filed by the Company (including any registration statement required to be filed pursuant to the Registration Rights Agreement, other than the holders of the New Notes) or (iii) register the resale of any securities of the Company held by such persons, or that such persons may acquire upon the exercise or conversion of any other securities of the Company or pursuant to the prospectus as part of the Concurrent Common Stock Offering.

(t)
No Integration. Neither the Company nor any of its affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the Exchange or the Subscription in a manner that would require registration of the Securities under the Securities Act.

(u)
Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company which (i) has not been disclosed in the SEC Reports and, if resolved adversely to the Company, is reasonably likely to result in a Material Adverse Effect or (ii) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the New Notes or the Underlying Shares.

6.
Representations and Warranties of the Investor. The Investor hereby represents and warrants to and covenants with the Company, on behalf of itself and each Account, as applicable, that:

(a)
The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)
The Investor has full power and authority to tender, assign and transfer the Exchanged Old Notes in exchange for the Exchanged New Notes pursuant to this Agreement and to enter into this Agreement and perform all obligations required to be performed by the Investor hereunder. If the Investor is executing this Agreement on behalf of an Account, (i) the Investor has all requisite authority to enter into this Agreement on behalf of, and, bind, each Account to the terms of this Agreement, (ii) Exhibit A hereto is a true, correct and complete list of (A) the name of each Purchaser and (B) the principal amount of each Purchaser's Exchanged Old Notes and (iii) Exhibit B hereto is a true, correct and complete list of each Purchaser and the aggregate principal amount of Purchased New Notes each such Purchaser agrees to purchase hereunder.

(c)
Each Purchaser participating in the Exchange is the current beneficial owner of the Exchanged Old Notes. When the Exchanged Old Notes are exchanged, the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, adverse claims, rights or proxies.

(d)
Participation in the New Notes Offering will not contravene (1) any law, rule or regulation binding on the Investor or any investment guideline or restriction applicable to the Investor (or, if applicable, any Account) and (2) the charter or bylaw (or equivalent organizational documents) of the Investor (or, if applicable, any Account).

(e)
The Investor (or applicable Account) is a resident of the jurisdiction set forth in Exhibit D and, unless otherwise set out in Exhibit A and Exhibit B hereto is not acquiring the Exchanged New Notes or the Purchased New Notes, respectively, as a nominee or agent or otherwise for any other person.

(f)
The Investor has received a copy of the Transaction Documents. The Investor acknowledges that: (1) no person has been authorized to give any information or to make any representation concerning the New Notes Offering or the Company or any of its subsidiaries, other than as contained in this Agreement or the Transaction Documents or in the information (i) contained in the Company’s periodic and current reports filed by the Company with the Commission or (ii) given by the Company’s duly authorized officers and employees in connection with the Investor’s examination of the Company and its subsidiaries and the terms of the New Notes Offering; and (2) the Company and its subsidiaries do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that may have been provided to the Investor.

(g)
The Investor understands and accepts that acquiring the New Notes in the New Notes Offering involves risks, including those risks set forth in the SEC Reports. The Investor has such knowledge, skill and experience in business, financial and investment matters that the Investor is capable of evaluating the merits and risks of the New Notes Offering and an investment in the New Notes. With the assistance of its own professional advisors (to the extent the Investor has deemed appropriate), the Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the New Notes Offering and this Agreement. The Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and the Investor is able to bear the risks associated with an investment in the New Notes.

(h)
The Investor confirms that it is not relying on any communication (written or oral) of the Company or any of its agents or affiliates as investment advice or as a recommendation to participate in the New Notes Offering and receive the New Notes pursuant to the terms hereof. It is understood that information provided in the Transaction Documents, or by the Company or any of its agents or affiliates, shall not be considered investment advice or a recommendation with respect to the New Notes Offering, and that neither the Company nor any of its agents or affiliates is acting or has acted as an advisor to the Investor in deciding whether to participate in the New Notes Offering.

(i)
The Investor confirms that the Company has not (1) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (2) made any representation to the Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations. In deciding to participate in the New Notes Offering, the Investor is not relying on the advice or recommendations of the Company, and the Investor has made its own independent decision that the investment in the New Notes is suitable and appropriate for the Investor.

(j)
The Investor is a sophisticated participant in the transactions contemplated hereby and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes, is experienced in investing in capital markets and is able to bear the economic risk of an investment in the New Notes. The Investor is familiar with the business and financial condition and operations of the Company and its subsidiaries and has conducted its own investigation of the Company and its subsidiaries and the New Notes and has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby. The Investor has had access to the Company filings with the Commission and such other information concerning the Company and its subsidiaries and the New Notes as it deems necessary to enable it to make an informed investment decision concerning the New Notes Offering. The Investor has been offered the opportunity to ask questions of the Company and its representatives and has received answers thereto as the Investor deems necessary to enable it to make an informed investment decision concerning the New Notes Offering and the New Notes.

(k)
The Investor understands that no federal, state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any finding or determination concerning the fairness or advisability of such investment.

(l)
The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the New Notes Offering.

(m)
The Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(n)
The Investor is acquiring the New Notes solely for the Investor’s own beneficial account, or for an account with respect to which the Investor exercises sole investment discretion, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes that is impermissible under applicable law. The Investor understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the accuracy of the other representations made by the Investor in this Agreement.

(o)
The Investor understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the Investor’s participation in the New Notes Offering meets the requirements for the exemptions referenced in Section 6(n) above.

(p)
The Investor acknowledges that the New Notes have not been registered under the Securities Act. As a result, until registered under the Securities Act, the New Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act as described in the Indenture, and the Investor hereby agrees that it will not sell the New Notes other than in compliance with such transfer restrictions. Further, the Investor acknowledges that the New Notes will initially be issued pursuant to a restricted CUSIP number.

(q)
The Investor acknowledges that the terms of the New Notes Offering have been mutually negotiated between the Investor and the Company. The Investor was given a meaningful opportunity to negotiate the terms of the New Notes Offering.

(r)
The Investor will, upon request, execute and deliver any additional documents, information or certifications reasonably requested by the Company, the Trustee to complete the New Notes Offering.

(s)
The Investor understands that, unless the Investor notifies the Company in writing to the contrary before the Closing, each of the Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor.

(t)
The Investor acknowledges that it had a sufficient amount of time to consider whether to participate in the New Notes Offering and that the Company has not placed any pressure on the Investor to respond to the opportunity to participate in the New Notes Offering. The Investor acknowledges that it did not become aware of the New Notes Offering through any form of general solicitation or advertising within the meaning of Rule 502 under the Securities Act.

(u)
The operations of the Investor have been conducted in material compliance with the rules and regulations administered or conducted by the U.S. Department of Treasury Office of Foreign Assets Control (“OFAC”) applicable to the Investor. The Investor has performed due diligence necessary to reasonably determine that its (or, where applicable, the Accounts’) beneficial owners are not named on the lists of denied parties or blocked persons administered by OFAC, resident in or organized under the laws of a country that is the subject of comprehensive economic sanctions and embargoes administered or conducted by OFAC (“Sanctions”), or otherwise the subject of Sanctions.

7.
Conditions to Obligations of the Investor and the Company. The obligations of the Investor to deliver, or to cause the Accounts to deliver, the Exchanged Old Notes and the Cash Purchase Price and of the Company to deliver the Exchanged New Notes and Purchased New Notes are subject to:

(a)
The satisfaction at or prior to the Closing of the condition precedent that the representations and warranties of the Company on the one hand, and of the Investor on the other contained in Sections 5 and 6, respectively, shall be true and correct as of the Closing in all material respects with the same effect as though such representations and warranties had been made as of the Closing.

(b)
The receipt by the Company of at least $10 million in net proceeds from the issuance and sale of Common Stock in the Concurrent Common Stock Offering.

(c)
The maximum number of Underlying Shares initially issuable upon conversion of the New Notes (assuming settlement solely in shares of Common Stock and taking into account the maximum make-whole adjustment under the Indenture) have been approved for listing on Nasdaq.

(d)
Solely as to the obligations of the Investor:

i.
The execution and delivery of the Registration Rights Agreement by the Company and the execution and delivery by the Company and the Trustee of the Indenture.

ii.
The delivery to the Investor of a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company confirming that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date and that the Company has complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

iii.
The delivery to the Investor of an opinion from (x) Akerman LLP (or if Akerman LLP is unable to issue such an opinion, of another nationally recognized law firm proposed by the Company that is reasonably acceptable to the Investor), and (y) Snell & Wilmer L.L.P., Nevada counsel for the Company, in each case, dated as of the Closing Date and in form and substance reasonably satisfactory to the Investor.

iv.
The payment of fees of counsel of King & Spalding LLP as contemplated by that Fee Letter, dated January 5, 2020, between the Company and King & Spalding LLP.

v.
From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or Nasdaq, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on Nasdaq, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Investor, makes it impracticable or inadvisable to proceed with the Closing

8.
Covenant and Acknowledgment of the Company. At or prior to 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall issue a press release announcing the New Notes Offering, which press release the Company acknowledges and agrees will disclose all confidential information communicated by or on behalf of the Company to the Investor in connection with the New Notes Offering to the extent such confidential information constitutes material non-public information. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor, any of its Accounts, or their respective affiliates and investment advisors, or include the name of the Investor, any of its Accounts, or their respective affiliates and investment advisors in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities laws in connection with the transaction contemplated hereby, and (ii) to the extent such disclosure is required by law, at the request of the Staff of the Commission, any representative of Nasdaq or any other regulatory agency, in which case the Company shall, to the extent practicable, provide the Investor with prior written notice of such disclosure.

9.
Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the New Notes or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any trading market on which the Common Stock is listed such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

10.
Covenant of the Investor. No later than one (1) business day after the date hereof, the Investor agrees to deliver settlement instructions for each Purchaser to the Company substantially in the form of Exhibit D hereto.

11.
Waiver, Amendment. Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

12.
Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Investor without the prior written consent of the other party.

13.
Taxation. The Investor acknowledges that, if the Investor (or any Account) is a United States person for U.S. federal income tax purposes, either (1) the Company must be provided with a correct taxpayer identification number (“TIN”), generally a person’s social security or federal employer identification number, and certain other information on Internal Revenue Service (“IRS”) Form W-9, which is provided as an attachment hereto, and a certification, under penalty of perjury, that such TIN is correct, that the Investor (or such Account) is not subject to backup withholding and that the Investor is a United States person, or (2) another basis for exemption from backup withholding must be established. The Investor further acknowledges that, if the Investor (or any Account) is not a United States person for U.S. federal income tax purposes, (1) the Company must be provided the appropriate IRS Form W-8 signed under penalties of perjury, attesting to that non-U.S. Investor’s foreign status, and (2) the Investor (or such Account) may be subject to U.S. federal withholding or U.S. federal backup withholding tax on certain payments made to the Investor (or such Account) unless the Investor (or such Account) properly establishes an exemption from, or a reduced rate of, withholding or backup withholding.

14.
Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTOR (FOR ITSELF AND, IF APPLICABLE, ON BEHALF OF EACH ACCOUNT) IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

15.
Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

16.
Submission to Jurisdiction. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York; (b) waives any objection that it may now or hereafter have to the venue of any such suit, action or proceeding; and (c) irrevocably consents to the jurisdiction of the aforesaid courts in any such suit, action or proceeding. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17.
Venue. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 16. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

18.
Service of Process. Each of the Company and the Investor (for itself and, if applicable, on behalf of each Account) irrevocably consents to service of process in the manner provided for notices in Section 21. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

19.
Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.
Counterparts. This Agreement may be executed by one or more of the parties hereto in any number of separate counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other transmission (e.g., “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

21.
Notices. All notices and other communications to the Company provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses, or, in the case of the Investor or any Account, the address provided in Exhibit D (or such other address as either party shall have specified by notice in writing to the other):

If to the Company:	RumbleOn, Inc. 901 W. Walnut Hill Lane Irving, Texas 75038 Attention: Chief Financial Officer

In each case, with a copy to (which shall not constitute notice):	Akerman LLP 350 E. Las Olas Boulevard Fort Lauderdale, FL 33301 Attn: Michael Francis; Christina Russo

22.
Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

23.
Notification of Changes. The Investor (for itself and, if applicable, on behalf of each Account) hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor (and/or such Account) contained in this Agreement to be false or incorrect in any material respect.
24.
Severability. If any term or provision (in whole or in part) of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Agreement as of the date first written above.

Legal Name of Executing Investor: ___________________________

By:

[Signature Page to Agreement]

IN WITNESS WHEREOF, the Investor (for itself and, if applicable, on behalf of each Account) has executed this Agreement as of the date first written above.

___________________________

By:

___________________________

By:

___________________________

By:

[Signature Page to Agreement]

ACCEPTED AND AGREED:

RUMBLEON, INC.

By:

[Signature Page to Agreement]

EXHIBIT A

The Exchange Ratio: 1.0

EXHIBIT B

EXHIBIT C

NOTICE OF EXCHANGE/SUBSCRIPTION PROCEDURES

Attached are Exchange/Subscription Procedures for the settlement of the RumbleOn, Inc. (the “Company”) exchange and subscription of its Convertible Senior Notes due 2025 (the “New Notes”) pursuant to the Agreement, dated as of January 10, 2020, between you and the Company which is expected to occur on or about January 14, 2020. To ensure timely settlement, please follow the instructions for exchanging your existing RumbleOn, Inc.’s 6.75% Convertible Senior Notes due 2024 (the “Old Notes”) and subscribing for New Notes as set forth on the following page.

These instructions supersede any prior instructions you received. Your failure to comply with the attached instructions may delay your receipt of the New Notes.

If you have any questions, please contact Nathan Plotkin at (860) 251-5320.

Thank you.

Delivery of Old Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on January 14, 2020, no later than 9:00 a.m., New York City time, one-sided withdrawal instructions through DTC via DWAC for transfer to Wilmington Trust, National Association, the aggregate principal amount1 of Exchanged Old Notes (CUSIP 781386 AA5 / ISIN: US781386AA56) set forth in column 2 of Exhibit A (“Aggregate Principal Amount of Exchanged Old Notes”) of the Agreement.

It is important that this instruction be submitted and the DWAC posted on January 14, 2020, no later than 9:00 a.m., New York City time.

To receive New Notes

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post and accept on January 14, 2020, no later than 9:00 a.m., New York City time, a one-sided deposit instruction through DTC via DWAC from Wilmington Trust, National Association for the aggregate principal amount2 of Exchanged New Notes (CUSIP/ISIN #781386 AB3 / US781386AB30) set forth in column 4 of Exhibit A (“Aggregate Principal Amount of Exchanged New Notes”) of the Agreement.

It is important that this instruction be submitted and the DWAC posted on January 14, 2020, no later than 9:00 a.m., New York City time.

AND

1.
No later than 11:00 a.m., New York City time, on January 14 2020, you must pay the Cash Purchase Price set forth in column 3 of Exhibit B3 (“Cash Purchase Price”) of the Agreement by wire transfer in immediately available funds to the following account of the Company:

 Beneficiary Financial Center Name and Address:

______________________

______________________

______________________

Account Holder/Beneficiary: __________

Beneficiary Account Name: ___________

Beneficiary Account Number: _________

ABA/Routing Number: ______________

You must complete ALL steps described above in order to complete the exchange of Old Notes for New Notes.

1 Note that the DWAC instruction should specify the principal amount, not the number, of Exchanged Old Notes.
2 Note that the DWAC instruction should specify the principal amount, not the number, of New Notes.
3 The Cash Purchase Price is the amount of cash that you must wire to the Company in connection with your purchase of New Notes.

EXHIBIT D

Purchaser Settlement Details

These settlement instructions are to be delivered to the Company for each Purchaser no later than one (1) business day after the date of the Agreement.

Name of Purchaser:

Purchaser Address:

Telephone:

Email Address:

SETTLEMENT

On January 14, 2020, after the Company receives your Old Notes and your Cash Purchase Price and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to closing as set forth in your Agreement, the Company will deliver your New Notes in accordance with the delivery instructions set forth above.

Country of Residence:

Taxpayer Identification Number:

Exchanged Old Notes

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

Exchanged New Notes (if different from Exchanged Old Notes)

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

FFC Account #:

Account # at Bank/Broker:

EXHIBIT E

Indenture

See Exhibit 4.1 to the Form 8-K.

EXHIBIT F

Registration Rights Agreement

See Exhibit 4.3 to the Form 8-K.